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                    PROMISSORY NOTE

Promissory Note                                          La Jolla, Califomia
$60,000                                                  February 18, 1997


     FOR VALUE RECEIVED, Hany Stylli (the "Employee"), hereby promises to pay to the order of AURORA BIOSCIENCES CORPORATION (the "Company"), at 11149 North Torrey Pines Road, La Jolla, Califoniia, 92037, the principal sum of Sixty Thousand Dollars ($60,000) plus interest accrued from the date hereof on the unpaid principal at the rate of 5.66% per annum. Interest shall be payable monthly.

     The outstanding principal shall be due and payable upon the earlier occurrence of any of the following events: (i) one year from the date of this note, (ii) the sale by the Employee of any of the shares of the Company's Common Stock issued to Employee (the "Shares") (but only to the extent of the aggregate gross proceeds received by the Employee from such sale), (iii) any transaction involving the acquisition of the Company (through merger, stock purchase or otherwise) in which the holders of the Company's stock receive cash or publicly traded shares, or (iv) ninety days following termination of the Employee's employment with the Company for any reason.

     This note is being made to assist Employee in making escrow deposits related to his purchase of a home in San Diego, California. Employee agrees that upon close of escrow of Employee's home purchase, Employee will execute any and all documents reasonably requested by the Company to secure this note by a deed of trust granting a second lien on the home so purchased unless the outstanding principal and accrued interest have been paid in full prior to such close.

     The full amount of this note is secured by a pledge of all of the Shares held by the Employee, including all Shares issued to the Employee as of the date hereof and any Shares subsequently issued to the Employee. Employee hereby agrees to execute all documents and take all actions necessary to perfect such security interest in favor of the Company, including allowing the Company to retain possession of the stock certificate(s) evidencing the Shares until this Note is paid in full.

     Other than with regard to the security interest in the Shares as set forth above, and the security interest in Employee's home to be granted in accordance with the provisions hereof, this Note shall be non-recourse to the Employee.

     Prepayment of this Note is permitted at any time without penalty or premium. Payments on this Note shall be applied first to accrued and unpaid interest and thereafter to the outstanding principal balance hereof.

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     If action is instituted to collect the Note, the undersigned shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     Employee, for himself and his successors and assigns, hereby waives presentment, demand for payment, notice and protest and any defense by reason of an extension of time for payment or other indulgences. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law. Failure of the holder hereof to assert any right herein shall not be deemed to be a waiver thereof.

     This note shall be governed by, and construed and enforced in accordance with the laws of the State of California, excluding conflicts of laws principles that would cause the application of laws of any other jurisdiction.

     The provisions of this Note shall inure to the benefit of and be binding on the Company and Employee and their respective heirs, legal representatives and successors and assigns, and shall extend to any holders hereof.

     Employee acknowledges and agrees that this agreement does not constitute an express or implied promise of continued engagement as an Employee and shall not interfere with Employees right or the Company's right to terminate Employee's employment at any time, with or without cause.

     Executed as of the date first above written.



                                      Harry Stylli